Exhibit 4.11

DECLARATION OF TRUST

OF

STATE STREET CAPITAL TRUST VI

This DECLARATION OF TRUST, dated as of March   9  , 2009 (the “Declaration of Trust”), among State Street Corporation, a Massachusetts corporation, as “Depositor,” U.S. Bank National Association, as “Property Trustee,” U.S Bank Trust National Association, as “Delaware Trustee” (the Property Trustee and the Delaware Trustee, together, the “Corporate Trustees”) and Lynne Jimenez, as “Administrative Trustee”, (the Corporate Trustee and the Administrative Trustee, collectively, the “Trustees”) The Depositor and the Trustees hereby agree as follows:

1. The trust created hereby shall be known as State Street Capita] Trust VI (the “Trust”), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts on behalf of the Trust, and sue and be sued on behalf of the Trust.

2. The Depositor hereby assigns, transfers, conveys and sets over to tire Trust the sum of $10, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act

3. The Depositor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and having substantially the terms described in the Prospectus (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the Depositor of the Trust, (i) to prepare and distribute any prospectus or supplemental prospectus on behalf of the Trust, including the prospectus relating to the Capital Securities of the Trust and certain other securities (the “Prospectus”) and any necessary or desirable amendments thereto (including any exhibits contained therein or forming a part thereof); (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under, or obtain for the Capital Securities an exemption from, the securities or “Blue Sky” laws; (iii) to execute on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the Capital Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses (i) or (ii) above is required by law or by the rules and regulations of the applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by one of the Trustees, the Depositor and any of the Trustees appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing; it being understood that U.S. Bank National Association and U.S. Bank Trust National Association, in their capacity as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by any such law, rule or regulation.

5. The Trustees shall not have any duty or obligation under or in connection with this Declaration of Trust or any document contemplated hereby, except as expressly provided by the terms of this Declaration of Trust, and no implied duties or obligations shall be read into this Declaration of Trust against the Trustees. The right of the Trustees to perform any discretionary act enumerated herein shall not be construed as a duty. None of the Trustees have any duty or obligation to supervise or monitor the performance of, or compliance with this Declaration of Trust by, the Depositor or any beneficial owner or any other trustee of the Trust. None of the Trustees shall be liable for the acts or omissions of the Depositor or any beneficial owners or any other trustee of the Trust nor shall any Trustee be liable for any act or omission by it in good faith in accordance with tire directions of the Depositor.

6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any of the Trustees at any time. Any of the Trustees may resign upon thirty days’ prior notice to the Depositor; provided, however, that such notice shall not be required if it is waived by the Depositor.

7. The Depositor hereby agrees to (i) reimburse the Corporate Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Corporate Trustees and the officers, directors, employees and agents of the Trustees (collectively, including each of the Trustees in its individual capacity, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such indemnified Person is not entitled to be indemnified therefor under this Section 7. The obligations of the Depositor under this Section 7 shall survive the resignation or removal of the Corporate Trustees and shall survive the termination, amendment, supplement, and/or restatement of this Declaration of Trust.

8. The Corporate Trustees are authorized to take such action or refrain from taking such action under this Declaration of Trust as they may be directed in writing by the Depositor from time to time; provided, however, that the Corporate Trustees shall not be required to take or refrain from taking any such action if the Corporate Trustees shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Corporate Trustees in personal liability or is contrary to the terms of this Declaration of Trust or of any document contemplated hereby to which the Trust or the Corporate Trustees are a party or is otherwise contrary to law. If at any time the Corporate Trustees determines that they require or desire guidance regarding the application of any provision of this Declaration of Trust or any other document, or regarding compliance with any direction received hereunder, then the Corporate Trustees may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Corporate Trustees in reliance thereon. Until the Corporate Trustees have received such instructions after delivering such notice, they may refrain from taking any action with respect to the matters described in such notice.

9. U.S. Bank Trust National Association, in its capacity as Delaware Trustee, shall not have any of tire powers or duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Statutory Trust Act.

10. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

11. This Declaration of Trust may be executed in one or more counterparts.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

STATE STREET CORPORATION, as Depositor

By:
Name:	JAMES J MALERBA
Title:	EVP & Corporate Controller

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	EARL W. DENNISON JR.
Title:	VICE PRESIDENT

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:	EARL W. DENNISON JR.
Title:	VICE PRESIDENT

Name: LYNNE JIMENEZ, as Administrative Trustee